Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Fourth Quarter and Fiscal Year 2008 Financial Results
ATLANTA, March 2, 2009 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2008.
Highlights of Financial Results
•	Net earnings for the 2008 fourth quarter were $7.3 million, or $0.33 per basic share and $0.31 per diluted share, compared to a net loss of $(4.0 million), or $(0.19) per basic and diluted share for the same period in 2007. The fourth quarter 2008 net earnings included a $2.8 million credit for stock-based compensation and $1.4 million of foreign currency losses on intercompany balances. These intercompany balances result primarily from transfer pricing charges to the Company’s foreign subsidiaries. The stock-based compensation credit resulted from the quarterly remeasurement of the Company’s liability-classified stock-based compensation awards to fair value. The fair value of these awards is based on the market price of the Company’s common stock as of the end of the quarter and the market price declined during the fourth quarter of 2008. The fourth quarter 2007 net loss included an $8.6 million charge for stock-based compensation, most of which resulted from the issuance of additional performance units in accordance with the anti-dilution provisions of the Company’s 2006 Management Incentive Plan. The 2007 fourth quarter net loss also included a charge of $9.4 million related to the early extinguishment of debt, a gain on discontinued operations of $0.5 million, and $0.1 million of foreign currency gains on intercompany balances.

•	Adjusted EBITDA for the 2008 fourth quarter was $9.5 million compared to $17.3 million of adjusted EBITDA for the same period in 2007. The 2008 fourth quarter adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $2.8 million credit for stock-based compensation and the $1.4 million of foreign currency losses on intercompany balances. The comparable adjusted EBITDA amount for the fourth quarter of 2007 excludes from EBITDA for such period the charge of $8.6 million related to stock-based compensation and the $0.1 million of foreign currency gains on intercompany balances. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

•	Consolidated revenue for the fourth quarter of 2008 was $48.6 million, a decrease of 23.8% compared to $63.8 million for the same period in 2007. The 2007 amount includes revenue earned from auditing Medicare payments in California which were significant in the fourth quarter ended December 31, 2007.

Cost of revenue and SG&A expenses combined were $39.0 million for the 2008 fourth quarter, down 31.1% compared to the same period in 2007.

•	Net earnings for 2008 were $19.6 million, or $0.90 per basic share and $0.85 per diluted share, which included $2.2 million of stock-based compensation expense and $2.7 million of foreign currency losses on intercompany balances. This compares to net earnings of $13.1 million, or $1.04 per basic and diluted share for 2007, which included a gain on discontinued operations of $20.2 million, virtually all of which was attributable to the divestiture of the Meridian business in May 2007, a $9.4 million loss on the early extinguishment of debt, a $1.6 million charge related to the exit of a portion of the Company’s headquarters office space, $21.0 million of stock-based compensation expense which was also mostly attributable to the issuance of additional performance units in accordance with the anti-dilution provisions of the Company’s 2006 Management Incentive Plan, and $1.2 million of foreign currency gains on intercompany balances.

•	Adjusted EBITDA for 2008 was $36.5 million compared to $46.0 million of adjusted EBITDA for 2007. The 2008 adjusted EBITDA excludes the charge of $2.2 million for stock-based compensation and the $2.7 million of foreign currency losses on intercompany balances. The comparable adjusted EBITDA amount for 2007 excludes the $19.9 million gain on the sale of the Meridian business, earnings from discontinued operations of $0.3 million, the $9.4 million loss on the early extinguishment of debt, the $1.6 million lease exit restructuring charge, the $21.0 million of stock-based compensation charges and the $1.2 million of foreign currency gains on intercompany balances.

•	Consolidated revenue in 2008 was $195.7 million compared to $227.4 million for 2007, a decline of 13.9%. Cost of revenue and SG&A expenses combined were $169.4 million for 2008, down 18.6% compared to 2007.
Liquidity
At December 31, 2008 the Company had cash and cash equivalents of $26.7 million and had no borrowings against its revolving credit facility. Total debt outstanding at year-end was $19.6 million and included a $19.0 million outstanding balance on a variable rate term loan due 2011 and a $0.6 million capital lease obligation. During the fourth quarter of 2008 the Company repurchased 429,378 shares of its common stock at an average per share price of $3.93.
     “I am excited to begin my tenure at PRG-Schultz at a time when the company’s turnaround is complete, its balance sheet is strong, and with the results that we announce today, the company has posted three consecutive years of positive EBITDA and cash flow,” said Romil Bahl, president and chief executive officer. “While challenges exist in the core business, especially in the current economic environment, we are bullish about our capabilities and the opportunities to develop and offer adjacent services that will provide additional tangible value to our strong base of clients.”

Fourth Quarter Earnings Call
As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (EST) to discuss the Company’s fourth quarter 2008 financial results. To access the conference call, listeners in the U.S. and Canada should dial 800-260-8140 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-614-3672. To be admitted to the call, listeners should use passcode 19202725. A replay of the call will be available approximately one hour after the conclusion of the live call, extending through April 3, 2009. To directly access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 67500982.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events” under “Investor Relations”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately one hour after the conclusion of the live audiocast, extending through April 3, 2009. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.

Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, its performance in the accounts payable recovery audit business, the Company’s capabilities and its opportunities to develop and offer adjacent services to its clients. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenues from its core accounts payable services, changes in the market for the Company’s services, the Company’s ability to retain existing personnel, potential legislative and regulatory changes applicable to the Medicare recovery audit contractor program, uncertainty in the credit markets, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 12, 2008. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

Revenues	$48,613	$63,817	$195,706	$227,369
Cost of revenues	31,539	35,253	125,901	140,877

Gross margin	17,074	28,564	69,805	86,492

Selling, general and administrative expenses	7,451	21,333	43,457	67,063
Operational restucturing expense	—	—	—	1,644

Operating income	9,623	7,231	26,348	17,785

Interest expense, net	700	1,792	3,245	13,815
Loss on debt extinguishment and financial restructuring	—	9,397	—	9,397

Earnings (loss) from continuing operations before income taxes and discontinued operations	8,923	(3,958)	23,103	(5,427)

Income taxes	1,630	446	3,502	1,658

Earnings (loss) from continuing operations before discontinued operations	7,293	(4,404)	19,601	(7,085)

Discontinued operations:
Operating income, net of taxes	—	43	—	347
Gain on disposal	—	408	—	19,868

Earnings from discontinued operations, net of taxes	—	451	—	20,215

Net earnings (loss)	$7,293	$(3,953)	$19,601	$13,130

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.33	$(0.21)	$0.90	$(0.62)
Earnings from discontinued operations	—	0.02	—	1.66

Net earnings (loss)	$0.33	$(0.19)	$0.90	$1.04

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.31	$(0.21)	$0.85	$(0.62)
Earnings from discontinued operations	—	0.02	—	1.66

Net earnings (loss)	$0.31	$(0.19)	$0.85	$1.04

Weighted average common shares outstanding:
Basic	22,137	21,077	21,829	12,204

Diluted	23,132	21,077	23,008	12,204

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SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$26,688	$42,364
Restricted cash	61	—
Receivables:
Contract receivables	33,711	36,691
Employee advances and miscellaneous receivables	285	1,118

Total receivables	33,996	37,809

Prepaid expenses and other current assets	2,264	2,740

Total current assets	63,009	82,913
Property and equipment	7,901	8,035
Goodwill	4,600	4,600
Intangible assets	18,968	21,172
Other assets	4,305	5,718

Total assets	$98,783	$122,438

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portions of debt obligations	$5,314	$7,846
Accounts payable and accrued expenses	15,704	16,117
Accrued payroll and related expenses	22,536	31,435
Refund liabilities and deferred revenue	8,372	10,517

Total current liabilities	51,926	65,915

Debt obligations	14,331	38,078
Noncurrent compensation obligations	2,849	8,548
Other long-term liabilities	6,396	7,548

Total liabilities	75,502	120,089

Shareholders’ equity:
Common stock	218	221
Additional paid-in capital	559,359	605,592
Accumulated deficit	(539,417)	(559,018)
Accumulated other comprehensive income	3,121	4,264
Treasury stock at cost	—	(48,710)
Total shareholders’ equity	23,281	2,349

Total liabilities and shareholders’ equity	$98,783	$122,438

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SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA:

Net earnings (loss)	$7,293	$(3,953)	$19,601	$13,130

Adjust for:
Earnings from discontinued operations	—	451	—	20,215

Earnings (loss) from continuing operations	7,293	(4,404)	19,601	(7,085)

Adjust for:
Income taxes	1,630	446	3,502	1,658
Interest	700	1,792	3,245	13,815
Loss on debt extinguishment and financial restructuring	—	9,397	—	9,397
Depreciation and amortization	1,297	1,506	5,194	6,769

EBITDA	10,920	8,737	31,542	24,554

Operational restructuring expense	—	—	—	1,644
Foreign currency (gains) losses on intercompany balances	1,377	(67)	2,712	(1,152)
Stock-based compensation charge (credit)	(2,754)	8,641	2,207	20,956

Adjusted EBITDA	$9,543	$17,311	$36,461	$46,002

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

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SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:

Net earnings (loss)	$7,293	$(3,953)	$19,601	$13,130
Earnings from discontinued operations	—	451	—	20,215

Earnings (loss) from continuing operations	7,293	(4,404)	19,601	(7,085)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Loss on debt extinguishment/financial restructuring	—	9,397	—	9,397
Depreciation and amortization	1,297	1,506	5,194	6,769
Amortization of debt discounts and deferred costs	198	806	786	3,257
Stock-based compensation expense (credit)	(2,754)	8,641	2,207	20,956
(Increase) decrease in receivables	(2,936)	2,716	1,578	6,615
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	4,036	6,209	(9,367)	(7,648)
Other, primarily changes in assets and liabilities	1,626	(1,481)	(3,309)	(1,973)

Net cash provided by operating activities	8,760	23,390	16,690	30,288

Cash flows from investing activities — purchases of property and equipment, net of disposals	(1,087)	(1,830)	(3,298)	(4,002)

Net cash used in financing activities	(3,010)	(9,150)	(28,025)	(36,219)

Cash flows from discontinued operations	—	2,163	—	21,107

Effect of exchange rates on cash and cash equivalents	(763)	34	(1,043)	962

Net increase (decrease) in cash and cash equivalents	3,900	14,607	(15,676)	12,136

Cash and cash equivalents at beginning of period	22,788	27,757	42,364	30,228

Cash and cash equivalents at end of period	$26,688	$42,364	$26,688	$42,364

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